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CUSIP No.  125662106               13G                    Page  8 of 11 Pages



                            EXHIBIT 1 TO SCHEDULE 13G


                                   May 5, 1997



          MORGAN STANLEY GROUP INC., VAN KAMPEN AMERICAN CAPITAL ASSET

          MANAGEMENT INCORPORATED and MORGAN STANLEY ASSET MANAGEMENT INC., hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.


          VAN KAMPEN AMERICAN CAPITAL ASSET MANAGEMENT INCORPORATED

   BY:    /s/ Donald P. Ryan
          ___________________________________________________________________
          Donald P. Ryan/ Vice President Morgan Stanley Asset Management Inc.


           MORGAN  STANLEY  GROUP  INC.

   BY:    /s/ Stuart J.M. Breslow
          ____________________________________________________________________
          Morgan Stanley Group Inc.
          Stuart J.M. Breslow/Principal Morgan Stanley & Co., Incorporated


           MORGAN  STANLEY  ASSET MANAGEMENT INC.

   BY:    /s/ Peter A. Nodosy
          ____________________________________________________________________
          Peter A. Nodosy/Chairman Morgan Stanley
          Asset Management Inc.